Exhibit 4.19

EXECUTION VERSION

ASSUMPTION AGREEMENT

(Collateral Trust Agreement)

ASSUMPTION AGREEMENT, dated as of July 30, 2018 made by Federal-Mogul Products Company LLC and Federal-Mogul Ignition LLC (each a “New Loan Party”) in favor of Bank of America, N.A., as Collateral Trustee under the Collateral Trust Agreement referred to below (in such capacity, the “Collateral Trustee”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Collateral Trust Agreement.

WHEREAS, Federal-Mogul LLC, a Delaware limited liability company (the “Borrower”), the subsidiaries of the Borrower parties thereto (together with the Borrower, the “Loan Parties”) and the Collateral Trustee have entered into the Amended and Restated Collateral Trust Agreement, dated as of April 15, 2014 (as amended, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”); and

WHEREAS, each New Loan Party desires to become a party to the Collateral Trust Agreement in accordance with Section 6.11 of the Collateral Trust Agreement;

NOW, THEREFORE, IT IS AGREED:

1.     Collateral Trust Agreement. By executing and delivering this Assumption Agreement, each New Loan Party hereby becomes a party to the Collateral Trust Agreement as a “Loan Party’’ thereunder and, without limiting the foregoing, hereby expressly assumes all obligations and liabilities of an “Loan Party’’ thereunder.

2.     GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

FEDERAL-MOGUL PRODUCTS COMPANY LLC

By:	/s/ James Zabriskie
	Name:	James Zabriskie
	Title:	President and Treasurer

FEDERAL-MOGUL IGNITION LLC

By:	/s/ David G. Jachcik
	Name:	David G. Jachcik
	Title:	President and Treasurer

[Signature Page to Assumption to Collateral Trust Agreement]

Acknowledged by:

BANK OF AMERICA, N.A., as Collateral Trustee

By:	/s/ Kindra M. Mullarky
	Name:	Kindra M. Mullarky
	Title:	VP

[Signature Page to Assumption to Collateral Trust Agreement]